CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                             UNIFORCE SERVICES, INC.

                Under Section 805 of the Business Corporation Law



                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           ATTN: DAVID J. ADLER, ESQ.

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                             UNIFORCE SERVICES, INC.

                            Under Section 805 of the
                            Business Corporation Law


         It is hereby certified that:

         (1) The name of the corporation is Uniforce Services, Inc. (the "Corporation"). The Corporation was formed under the name "UTPI Corp."


         (2) The certificate of incorporation of the Corporation was filed with the Department of State on January 11, 1984.


         (3) The amendment of the certificate of incorporation effected by this certificate of amendment is to authorize the issuance of up to two million (2,000,000) shares of Preferred Stock.

         (4) To accomplish the foregoing amendment, Paragraphs FOURTH and FIFTH of the certificate of incorporation, relating to capitalization, are hereby stricken out in their entireties, and the following new Paragraphs FOURTH and FIFTH are substituted in lieu thereof:

                           FOURTH:  The  aggregate  number  of  shares  that the
                  Corporation shall have authority to issue is twelve million (12,000,000), consisting of ten million (10,000,000) shares of common stock having a par value of one cent ($.01) per share, all of which are of the same class and all of which are designated as common shares (the "Common Stock"), and two million (2,000,000) shares of preferred stock (the "Preferred Stock") having a par value of one cent ($.01) per share.

                           FIFTH:  a) Common  Stock.  Each share of Common Stock
                  shall have one vote for all corporate purposes, with no cumulative voting rights. Each share of Common Stock shall have equal rights on dissolution, corporate distribution and for all other corporate purposes.

                                    b) Preferred  Stock.  The Board of Directors
                  is expressly authorized to provide for the issue of all or any shares of Preferred Stock, without shareholder approval unless otherwise required by applicable law, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Business Corporation Law of the State of New York.

         (4) The balance of the certificate of incorporation shall remain in full force and unchanged.

         (5) The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the Corporation on April 1, 1997, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Corporation's annual meeting of shareholders on June 10, 1997.

         IN WITNESS WHEREOF, we have subscribed this document on June 20, 1997 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.


                                    UNIFORCE SERVICES, INC.



                                    By: /s/ Harry V. Maccarrone
                                        -----------------------
                                        Harry V. Maccarrone
                                        Vice President Finance, Chief
                                        Financial Officer and Treasurer



                                    By: /s/ Diane J. Geller
                                        -------------------
                                        Diane J. Geller
                                        Secretary

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